[JAMES C. MARSHALL, CPA, PC LETTERHEAD]


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We  consent to the  inclusion  of our audit of the  balance  sheets of Open Door
Records Online, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended in the Form 10-KSB of Open Door Online, Inc.

                                           /s/ James C. Marshall, CPA, PC


Scottsdale, Arizona
April 13, 2000